UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2017

STEPAN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-4462	36-1823834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Edens and Winnetka Road, Northfield, Illinois 60093

(Address of Principal Executive Offices)

(847)446-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in Stepan Company’s (the “Company”) Current Report on Form 8-K filed on August 2, 2017, effective as of August 15, 2017 (the “Separation Date”), Mr. Scott Mason, Vice President, Supply Chain, retired and separated from the Company.

In connection with Mr. Mason’s departure, the Company and Mr. Mason entered into a Separation Agreement and Release, dated as of August 15, 2017 (the “Separation Agreement”). Pursuant to the Separation Agreement, in consideration of Mr. Mason’s execution, delivery and non-revocation of a general release of claims and his continued compliance with the terms and conditions of the Separation Agreement, Mr. Mason will be entitled to receive the following: (i) a cash amount equal to $397,232, 50% of which will be payable not later than the second regular payroll date occurring on or after the effective date of the release and 50% of which will be payable on the first regular payroll date occurring on or after the six month anniversary of the Separation Date, (ii) a pro-rated portion constituting 62.5% of any 2017 incentive bonus award under the Company’s Management Incentive Plan that would otherwise have been payable to Mr. Mason under such plan had he remained employed with the Company through December 31, 2017, (iii) a pro-rated portion constituting 62.5% of any profit sharing award under the Company’s Savings and Investment Retirement Plan that would otherwise have been payable to Mr. Mason under such plan had he remained employed with the Company through December 31, 2017, and (iv) accelerated vesting of stock option awards covering 3,832 shares and stock appreciation right awards covering 11,495 shares granted to Mr. Mason during the 2016 calendar year. Mr. Mason’s other equity-based awards will be treated in accordance with the terms and conditions of the applicable Company plans and award agreements pursuant to which they were granted.

Pursuant to the terms of the Separation Agreement, Mr. Mason will be subject to a cooperation covenant that will apply for five years following the Separation Date, non-competition and non-solicitation covenants that will apply for 12 months following the Separation Date and non-disparagement and confidentiality covenants that will apply indefinitely. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the terms of the Separation Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and Release, dated as of August 15, 2017, by and between Stepan Company and Scott Mason

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stepan Company

Date: August 17, 2017	By:	/s/ Jennifer Ansbro Hale
	Name:	Jennifer Ansbro Hale
	Title	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement and Release, dated as of August 15, 2017, by and between Stepan Company and Scott Mason